VOTING AGREEMENT


         This VOTING AGREEMENT (this "Agreement") is made and entered into as of this 3 day of May, 1999 by and among VoiceStream Wireless Corporation, a Washington corporation (the "Company"), Hellman & Friedman Capital Partners II, L.P., a California limited partnership ("HFCP II"), H & F Orchard Partners, L.P., a California limited partnership ("Orchard"), H & F International Partners, L.P., a California limited partnership ("International"; HFCP II, Orchard and International are hereinafter referred to collectively as "H&F"), John W. Stanton ("JWS"), Theresa E. Gillespie ("TEG"), PN Cellular, Inc., a Washington corporation ("PN"), Stanton Family Trust, established November 1, 1990 by JWS and TEG, as settlors f/b/o the settlors' children ("SFT"), Stanton Communications Corporation, a Washington corporation ("SCC"; JWS, TEG, PN, SFT and SCC are hereinafter referred to collectively as "Stanton"), GS Capital Partners, L.P., a Delaware limited partnership ("GSCP"), The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS"), Bridge Street Fund 1992, L.P., a Delaware limited partnership ("BSF"), Stone Street Fund 1992, L.P., a Delaware limited partnership ("SSF"; GSCP, GS, BSF and SSF are hereinafter referred to collectively as "GSC"); Providence Media Partners L.P., a Delaware limited partnership ("Providence"); Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation ("Hutchison PCS"); and Hutchison Telecommunications Holdings (USA) Limited, a British Virgin Islands corporation ("Hutchison Holdings"; Hutchison PCS and Hutchison Holdings are hereinafter referred to collectively as "Hutchison") (each of H&F, Stanton, GSC, Providence and Hutchison are hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                R E C I T A L S

         WHEREAS, the Company and Western Wireless Corporation, a Washington corporation ("WWC"), are parties to that certain Agreement and Plan of Distribution, dated as of April 9, 1999, pursuant to which, among other things, WWC has agreed, upon the terms and conditions set forth therein, to distribute the shares of Common Stock (as hereinafter defined) owned by it, which shares represent 80.1% of the issued and outstanding shares of Common Stock, to WWC's shareholders, including the Shareholders party hereto, on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin-Off");

         WHEREAS, effective with the Spin-Off, the Company will be authorized to issue 300,000,000 shares of Common Stock, of which 95,541,623 shares will be issued and outstanding immediately after the Spin-Off;

         WHEREAS, immediately after the Spin-Off, each of the Shareholders will own the number of shares of Common Stock set forth opposite its respective name on Schedule 1 annexed hereto; and

         WHEREAS, simultaneously with the consummation of the Spin-Off (the date of such consummation being hereinafter referred to as the "Effective Date"), this Agreement shall be in full force and effect in accordance with its terms in order, among other things, to set forth certain matters relating to the management of the Company.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and for other good and valuable consideration, the Shareholders and the Company agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

            1.1 "Agreement" has the meaning given in the preamble.

            1.2 "Arbitrators" has the meaning given in Section 6.12(i).

            1.3 "Beneficially Own" has the meaning set forth in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended; except that no broker or dealer or any affiliate thereof shall be deemed to Beneficially Own shares of Common Stock, the beneficial ownership of which is acquired in the ordinary course of the activities of a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, including, but not limited to, the acquisition of beneficial ownership of such securities as a result of any market-making or underwriting activities (including any shares acquired for the investment account of a broker or dealer in connection with such underwriting activities), or the exercise of investment or voting discretion authority over any of its customer accounts, or the acquisition in good faith of such securities in connection with the enforcement of payment of a debt previously contracted.

            1.4 "Board" means the Board of Directors of the Company.

            1.5 "BSF" has the meaning given in the preamble.

            1.6 "Business Day" means any day other than a Saturday, Sunday or legal holiday in New York, New York, Seattle or Hong Kong or any other day on which commercial banks in those locations are authorized by law or governmental decree to close.

            1.7 "Common Stock" means the Company's Common Stock, no par value, and shall include any new, substituted and additional securities issued at any time in replacement of the Common Stock or issued or delivered with respect to the Common Stock.

            1.8 "Company" has the meaning given in the preamble.

            1.9 "Dispute" has the meaning given in Section 6.12.

            1.10 "Effective Date" has the meaning given in the recitals.

            1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            1.12 "GS" has the meaning given in the preamble.

            1.13 "GSC" has the meaning given in the preamble.

            1.14 "GSCP" has the meaning given in the preamble.

            1.15 "H&F" has the meaning given in the preamble.

            1.16 "HFCP II" has the meaning given in the preamble.

            1.17 "HTL" means Hutchison Telecommunications Limited, a corporation organized under the laws of Hong Kong.

            1.18 "Hutchison" has the meaning given in the preamble.

            1.19 "Immediate Family" means an individual's spouse, children (including adopted children), grandchildren and parents.

            1.20 "International" has the meaning given in the preamble.

            1.21 "JWS" has the meaning given in the preamble.

            1.22 "Orchard" has the meaning given in the preamble.

            1.23 "Percentage Ownership" means, as to any Shareholder, the aggregate percentage of the outstanding shares of Common Stock Beneficially Owned by such Shareholder, including for this purpose, shares Beneficially Owned by such Shareholder's Permitted Affiliated Transferees.

            1.24 "Permitted Affiliate Transferee" means (i) with respect to any Shareholder who is a natural Person, any member of such Person's Immediate Family, or any trust for the benefit of, or a partnership all of the partners of which are, such Person and/or any member of such Person's Immediate Family; (ii) with respect to any Shareholder which is a limited partnership, (a) any Person that, as of May 13, 1996, was the sole general partner of such Shareholder or was the sole general partner of the sole general partner of such Shareholder,
(b) another limited partnership which has a sole general partner, the control of which sole general partner is held, directly or indirectly, by five or fewer natural Persons, provided such natural Persons had control at May 13, 1996 of the sole general



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

partner of such Shareholder or (iii) with respect to Hutchison, (x) HTL, (y) any Subsidiary of HTL, or (z) any other entity acceptable to Shareholders (other than Hutchison and its Permitted Affiliate Transferees) holding at least a majority of the Common Stock owned by all Shareholders (other than Hutchison and its Permitted Affiliate Transferees) in which HTL owns, directly or indirectly, more than 40% of the outstanding voting power, or (c) in the case of any Person referred to in clause (x), (y) or (z), Hutchison. For purposes of this definition, "control" shall mean ownership of at least 51% of the equity interest in, and at least 51% of the voting power on all matters in, an entity or, if applicable, the sole general partner of such entity.

            1.25 "Person" means an individual, corporation, association, partnership, trust or estate, an unincorporated organization, a joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

            1.26 "PN" has the meaning given in the preamble.

            1.27 "Providence" has the meaning given in the preamble.

            1.28 "SCC" has the meaning given in the preamble.

            1.29 "SFT" has the meaning given in the preamble.

            1.30 "Shareholder" has the meaning given in the preamble.

            1.31 "Spin-Off" has the meaning given in the recitals.

            1.32 "SSF" has the meaning given in the preamble.

            1.33 "Stanton" has the meaning given in the preamble.

            1.34 "Subsidiary" means, as to any Person, another Person which is an entity as to which such Person owns more than 50% of the outstanding voting power.

            1.35 "TEG" has the meaning given in the preamble.

            1.36 "Transfer" means any sale, assignment, pledge, hypothecation, gift or other transfer, disposition or encumbrance of any interest (and includes an exchange of shares in a merger, consolidation or similar transaction).

            1.37 "WWC" has the meaning given in the recitals.

            1.38 "WWC Shareholders Agreement" has the meaning given in the preamble.

         Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein, "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         2. Effectiveness; Legend.

            2.1 This Agreement shall become effective on the Effective Date. If the Effective Date does not occur on or before December 31, 1999, this Agreement shall terminate and be of no further force or effect whatsoever.

            2.2 All certificates representing shares of Common Stock now or hereafter issued by the Company to any of the Shareholders or their Permitted
Affiliate Transferees shall be subject to this Agreement and shall bear the following legend:

            "The shares evidenced by this certificate or any certificate issued in exchange or transfer therefor are and will be subject to the terms of a certain Voting Agreement, dated as of May 3, 1999, by and among certain shareholders of the Company."



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

The requirement that the above legend be placed upon certificates evidencing any such Common Stock shall cease and terminate upon the earlier of (i) the Transfer of such Common Stock to any Person other than a Permitted Affiliate Transferee, and (ii) as to any Shareholder and its Permitted Affiliate Transferees, the termination of this Agreement as to such Shareholder and its Permitted Affiliate Transferees. Upon the occurrence of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Common Stock as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such Common Stock not bearing such legend.

         3. Management of the Corporation.

            3.1 Board of Directors. Pursuant to the Company's by-laws, the Board shall be constituted of ten (10) directors, subject to increase as provided in this Section 3.1. Each of the Shareholders (and its Permitted Affiliate Transferees) agrees that it will vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by it (whether now owned or hereafter acquired), in person or by proxy (and shall take all other necessary or desirable actions within such Shareholder's (or its Permitted Affiliate Transferees') control, including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), for the election and continuation in office of the following ten (10) members: (a) JWS, for so long as he is the Chief Executive Officer of the Company or he, together with his Permitted Affiliate Transferees, Beneficially Own at least 4,500,000 shares of Common Stock; (b) two (2) designees of Hutchison (or if Hutchison has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of Hutchison, two (s) designees of such Permitted Affiliate Transferees); (c) two (2) designees of H&F (or, if H&F has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of H&F, two (2) designees of such Permitted Affiliate Transferees); (d) one (1) designee of GSC (or, if GSC has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of GSC, one (1) designee of such Permitted Affiliate Transferees); (e) one (1) designee selected by a majority vote of Stanton (or, if Stanton has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of Stanton, of such Permitted Affiliate Transferees) and Providence (or, if Providence has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of Providence, of such Permitted Affiliate Transferees) (it being understood that such designee is in addition to JWS for so long as JWS shall serve on the Board by reason of his holding the office of Chief Executive Officer of the Company or his, together with his Permitted Affiliate Transferees, Beneficially Owning at least 4,500,000 shares of Common Stock); and (f) three (3) designees selected by a majority vote of the persons selected as provided above. Stanton (and its Permitted Affiliate Transferees) agrees with respect to the designee to the Board selected by the vote of Stanton and Providence (or their respective Permitted Affiliate Transferees) that from and after the date hereof and for so long as (i) JWS is serving as the Chief Executive Officer of the Company or he, together with his Permitted Affiliate Transferees, Beneficially Own at least 4,500,000 shares of Common Stock, (ii) Stanton and Providence (and their respective Permitted Affiliate Transferees) shall collectively Beneficially Own at least 4,500,000 shares of Common Stock, and (iii) Providence (or its Permitted Affiliate Transferees) shall Beneficially Own at least 2,500,000 shares of Common Stock, Stanton (and its Permitted Affiliate Transferees) shall so vote, or cause to be voted, all of the shares of Common Stock owned or held of record by Stanton (and its Permitted Affiliate Transferees) for one designee of Providence (and its Permitted Affiliate Transferees). In addition, Hutchison shall have the right to designate an additional director (and the Board shall in each case be expanded by one member to accommodate such new designee) when Hutchison's aggregate Percentage Ownership exceeds each of the following thresholds: 27.25%, 33.33%, 38.5%, 42.9%, 46.67% and 50%; and each of the Shareholders (and each of their respective Permitted Affiliate Transferees) agrees that it will vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by it (whether now owned or hereafter acquired), in person or by proxy (and shall take all other necessary or desirable actions within such Shareholder's (or its Permitted Affiliate Transferees') control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), for the election and continuation in office of such designees and to cause any requisite expansion of the Board to accommodate such designees.

         No designee to the Board shall be removed from the Board (except removal for cause under applicable law) without the written consent of the Shareholder or group of Shareholders who has the right to designate such Person to the Board (or, if such Shareholder or group of Shareholders has Transferred all of their shares of Common Stock to Permitted Affiliate Transferees of such Shareholder or group of Shareholders, without the written consent of Permitted Affiliate Transferees holding a majority of the shares owned by all of such Permitted Affiliate Transferees). Any Shareholder or group of Shareholders (or, if such Shareholder or group of Shareholders has Transferred all of their shares of Common Stock to Permitted Affiliate Transferees of such Shareholder or group of Shareholders, Permitted Affiliate Transferees holding a majority of the shares owned by all of such Permitted Affiliate Transferees) who has the




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

right to designate any member(s) of the Board shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board with or without cause or ceases to be a member of the Board by reason of death, disability or for any other reason) upon written notice to the Company and the other members of the Board, which notice shall set forth the name of the member(s) being replaced and the name of the new member(s). Each of the Shareholders (and each of their respective Permitted Affiliate Transferees) agrees that it will vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by it (whether now owned or hereafter acquired), in person or by proxy (and shall take all other necessary or desirable actions within such Shareholder's (or its Permitted Affiliate Transferees') control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so as to cause the election and continuation in office of any successor director designated by any of the Shareholders (or any of such Shareholder's Permitted Affiliate Transferees) pursuant to this Section 3.1. Notwithstanding the foregoing,

                 (a) if at any time H&F (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 shares of Common Stock, then in such event, H&F (or, if H&F has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of H&F, its Permitted Affiliate Transferees) shall be entitled to designate only one member of the Board; and (ii) 4,500,000 shares of Common Stock, then in such event, H&F (or, if H&F has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of H&F, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board;

                 (b) if at any time GSC (or, if GSC has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of GSC, its Permitted Affiliate Transferees) shall cease to Beneficially Own at least 4,500,000 shares of Common Stock, then in such event, GSC (or, if GSC has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of GSC, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board;

                 (c) if at any time Stanton and Providence (and their respective Permitted Affiliate Transferees) shall cease collectively to Beneficially Own at least 4,500,000 shares of Common Stock, then in such event, they shall not be entitled to designate any member of the Board (except that JWS shall continue to serve on the Board for so long as he holds the office of Chief Executive Officer of the Company); and

                 (d) if at any time Hutchison (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 shares of Common Stock, then in such event Hutchison (or, if Hutchison has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of Hutchison, its Permitted Affiliate Transferees) shall be entitled to designate only one member of the Board; and (ii) 4,500,000 shares of Common Stock, then in such event, Hutchison (or, if Hutchison has Transferred all of its shares of Capital Stock to Permitted Affiliate Transferees of Hutchison, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board. In addition, if Hutchison shall have designated additional director(s) (in excess of the two (2) specified above) by reason of an increase in its Percentage Ownership as set forth in this Section 3.1 above, and at any time thereafter the Percentage Ownership of Hutchison (and its Permitted Affiliate Transferees) shall be less than the Percentage Ownership entitling Hutchison to such additional director(s), then in such event Hutchison (or, if Hutchison has Transferred all of its shares of Common Stock to Permitted Affiliate Transferees of Hutchison, its Permitted Affiliate Transferees) shall cease to be entitled to designate such additional director(s). Any vacancies on the Board created by reason of the provisions of subsections (a) through (d) above shall be filled by the directors then in office to serve until the next annual meeting of shareholders of the Company, and at the next annual meeting shall be filled by a vote of a plurality of all shareholders (including the Shareholders and their Permitted Affiliate Transferees) of the Company; provided, however, that in the event that the size of the Board shall have increased by reason of Hutchison having the right to designate additional director(s) and thereafter Hutchison shall cease to have the right to so designate such additional director(s), the size of the Board shall be appropriately reduced and each of the Shareholders (and each of their respective Permitted Affiliate Transferees) agrees that it will vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by it (whether now owned or hereafter acquired), in person or by proxy
(and shall take all other necessary or desirable actions within such Shareholder's (or its Permitted Affiliate Transferees') control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to cause such reduction in the Board.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, Hutchison's right to transfer its right to designate directors to certain block transferees as set forth in Sections 14 and 15 of the Shareholders Agreement of VoiceStream




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

Wireless Corporation, dated February 17, 1998, as amended, among WWC, the Company and Hutchison PCS, shall continue in full force and effect until terminated in accordance with the terms of such Shareholders Agreement.

                 (f) The number of shares referred to in this Section 3.1 shall be appropriately adjusted for any stock dividends, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

            3.2 Company Covenant. The Company hereby agrees to use all reasonable efforts to give effect to the provisions of Section 3.1. In this regard, the Company shall, subject to the provisions of Section 3.1, duly nominate the designees set forth above for election to the Board and shall include in any proxy solicitation materials related to the election of members of the Board such information and recommendations of the Board as are appropriate in proxy solicitation materials. Each Shareholder shall vote such Shareholder's shares of Common Stock at any regular or special meeting of the Shareholders or in any written consent executed in lieu of such a meeting of
Shareholders  for  the  election  of  such  designees.   The  Company  and  each
Shareholder   shall  take  all  other  actions  necessary  to  ensure  that  the certificate of incorporation and by-laws of the Company or any successor constituent documents as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

         4. Representations and Warranties.

            Each of the Company, HFCP II, Orchard, International, JWS, TEG, PN, SFT, SCC, GS, GSCP, BSF, SSF, Providence and Hutchison hereby represents and warrants to the other parties as follows:

                 (a) Such Person has full power and authority to execute, deliver and perform its obligations under this Agreement;

                 (b) This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Person and this Agreement constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms; and

                 (c) Neither the execution, delivery or performance of this Agreement by such Person, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice of passage of time or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (i) any provision of the certificate of incorporation, by-laws, partnership agreement or comparable constituent document of such Person, (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which any such Person is a party or by which it or its properties may be bound or affected or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which any such Person is a party or by which it or any of its properties are bound or affected.

         5. Term.

            This Agreement shall terminate upon the earliest to occur of any of the following events:

                 (a) Upon agreement by all Shareholders then retaining the right to designate directors under this Agreement; or

                 (b) The filing by the Company of a petition in bankruptcy or the expiration of sixty (60) days after a petition in bankruptcy shall have been filed against the Company and such petition shall not have been stayed or discharged during such sixty (60) day period; or upon the expiration of sixty
(60) days after the commencement of any proceeding under any law for the relief of debtors seeking the relief or readjustment of the Company's indebtedness either through reorganization, winding-up, extension or otherwise, and such proceedings involving the Company as debtor shall not have been vacated or stayed within such sixty (60) day period; or upon the appointment of a receiver, custodian or trustee for all or substantially all of the Company's property, or the making by the Company of any general assignment for the benefit of creditors, or the admitting in writing by the Company of its inability to pay its debts as they mature; or upon the voluntary or involuntary liquidation or dissolution of the Company; or

                 (c) The Beneficial Ownership of all of the Common Stock by only one Shareholder (including its Permitted Affiliate Transferees).



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

         6. Miscellaneous.

            6.1  Successors,  Assigns and  Transferees.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their Permitted Affiliate Transferees. Each of the Shareholders hereby agrees that prior to any Transfer of any Common Stock to a Permitted Affiliate Transferee, such Permitted Affiliate Transferee shall execute a counterpart of this Agreement agreeing to be bound by the provisions of this Agreement. No Transfer to a Permitted Affiliate Transferee shall be effective unless such Permitted Affiliate Transferee has executed such counterpart of this Agreement.

            6.2 Specific Performance, Etc. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties hereto agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement pursuant to Section 6.12(x).

            6.3 Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

            6.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by same day or next day courier (guaranteed delivery) or mailed, registered mail, return receipt requested, or transmitted by telegram, telex or facsimile (i) if to a Shareholder, at such Shareholder's address appearing below or at any other address that such Shareholder may have provided in writing to the Company and the other Shareholders then party to this Agreement and (ii) if to the Company, at 3650 131 Avenue SE, Bellevue, Washington 98006, U.S.A., Tel:
(425) 586-8014,  Fax: (425) 586-8080;  Attention:  Alan R. Bender, Esq., or such other address as the Company may have furnished to the Shareholders in writing, with a copy (which shall not constitute notice) to Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, NY 10022, USA, Tel: (212) 833-1107, Fax: (212)
355-6401, Attention: Barry A. Adelman. If a notice hereunder is transmitted by confirmed fax so as to arrive during normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on such Business Day at the place of receipt or, if so transmitted to arrive after normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on the following Business Day at the place of receipt. If such notice is sent by next-day courier, it shall be deemed to have been given on the third Business Day at the place of receipt following sending and, if by registered air mail, on the tenth Business Day at the place of receipt following sending, provided, that the date of sending shall be deemed to be the date at the place of receipt at the time such notice is posted.

          (a)     if to JWS, TEG, PN, SFT or SCC:

                  c/o Stanton Communications, Inc.
                  131 Avenue SE
                  Bellevue, Washington 98006
                  Attention: John W. Stanton
                  Facsimile: (425) 586-8010

                  with a copy to (which shall not constitute notice):

                  Barry A. Adelman, Esq.
                  Friedman Kaplan & Seiler LLP
                  875 Third Avenue
                  New York, New York 10022-6225
                  Facsimile: (212) 355-6401

          (b)     if to GS, GSCP,  BSF or SSF:

                  c/o Goldman, Sachs & Co.
                  85 Broad Street New York, New York 10004
                  Attention:  Terence M. O'Toole
                  Facsimile: (212) 357-5505
                  with a copy to (which shall not constitute notice):

                  Alison S. Ressler, Esq.
                  Sullivan & Cromwell
                  1888 Century Park East
                  Los Angeles, California 90067
                  Facsimile: (310) 712-8800

          (c)     if to HFCPII, Orchard or International:

                  c/o Hellman & Friedman
                  One Maritime Plaza, Suite 1200
                  San Francisco, California 94111
                  Attention: John L. Bunce, Jr.
                  General Partner and Richard Levine,
                  General Counsel
                  Facsimile: (415) 788-0176

          (d)     if to Providence:

                  c/o Providence Ventures, Inc.
                  900 Fleet Center
                  50 Kennedy Plaza
                  Providence, Rhode Island 02903
                  Attention: Jonathan M. Nelson
                  Facsimile: (401) 751-1790

                  with a copy to (which shall not constitute notice):

                  David K. Duffell, Esq.
                  Edwards & Angell
                  2700 Hospital Tower
                  Providence, Rhode Island 02903
                  Facsimile:  (401) 276-6611

          (e)     if to Hutchison:

                  Hutchison Telecommunications PCS (USA) Limited
                  c/o Offshore Incorporations Limited
                  P.O. Box 957
                  Offshore Incorporations Centre
                  Road Town, Tortola
                  British Virgin Islands

                  Tel: (809) 494-2233
                  Fax: (809) 494-4885

                  and

                  Hutchison Telecommunications PCS (USA) Limited
                  22nd Floor, Hutchison House
                  10 Harcourt Road

                  Hong Kong
                  Attention: Edith Shih

                  Tel: (852) 2128-1232
                  Fax: (852) 2128-1778

                  and

                  Hutchison Telecommunications Holdings (USA) Limited 22nd Floor, Hutchison House
                  10 Harcourt Road
                  Hong Kong
                  Attention: Edith Shih

                  Tel: (852) 2128-1232
                  Fax: (852) 2128-1778

                  with a copy to (which shall not constitute notice):

                  Dewey Ballantine LLP
                  Suite 3907, Asia Pacific Finance Tower
                  Citibank Plaza 3 Garden Road
                  Central, Hong Kong
                  Attention: John A. Otoshi

                  Tel: (852) 2509-7000
                  Fax: (852) 2509-7088

            6.5 Exchanges, Recapitalizations, Etc. Affecting the Company's Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the shares of Common Stock now or hereinafter owned by each Shareholder (and its Permitted Affiliate Transferees), to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation or otherwise) that may be issued in respect of, in exchange for, or in substitution of such shares of Common Stock, and shall be appropriately adjusted for any stock dividends, stock splits, reverse splits, combinations, recapitalizations and similar events occurring after the date hereof.

            6.6 Inspection and Compliance with Law. Copies of this Agreement will be available for inspection or copying by any interested Person at the offices of the Company through the Secretary of the Company. The Company will otherwise take all actions as may be necessary or appropriate to comply with any applicable law relating to the validity and enforceability of shareholders agreements containing the provisions of this Agreement.

            6.7 Waivers. Except as expressly provided otherwise herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and each of the Shareholders. The failure of any party hereto to give notice of the breach or non-fulfillment of any term or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that term or condition or any other term or condition of this Agreement.

            6.8 Amendments. This Agreement may be amended or modified at any time by a writing setting forth such amendment or modification, signed by the Company and by Shareholders (or their Permitted Affiliate Transferees) owning in the aggregate at least 90% of the aggregate Voting Power of the Shareholders
(and their Permitted Affiliate Transferees); provided, however, that, unless such amendment is signed by the Company and by each Shareholder (or its Permitted Affiliate Transferees) adversely affected by such amendment, no such amendment or modification shall (i) eliminate any right of any Shareholder (or its Permitted Affiliate Transferees) to designate the member or members of the Board it is entitled to designate in accordance with Section 3.1 hereof (it being understood and agreed that this clause (i) shall not prohibit the enlargement of the Board) or (ii) change the Effective Date.

            6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be considered one and the same agreement.

            6.10   Obligations   Several.   The   obligations  of  each  of  the
Shareholders under this Agreement shall be several with respect to each such Shareholder.

            6.11 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.

            6.12 Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of New York applicable to contracts formed in such State. Each party hereto agrees that, subject to Section 6.12 hereof, any suit, action or other proceeding arising out of this Agreement shall be brought and litigated in the courts of the State of Washington or the United States District Court for the Western District of Washington and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.

            6.13 Arbitration. Any and all disputes, controversies or claims (each a "Dispute") between the Shareholders relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by the American Arbitration Association in accordance with its rules, subject to the following provisions:

                 (i) There shall be three arbitrators (the "Arbitrators") which shall be appointed in accordance with the procedures of the American Arbitration Association.

                 (ii) The expenses of the arbitration shall be borne equally by the Shareholders involved in the arbitration, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

                 (iii) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

                 (iv) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).

                 (v) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

                 (vi) The arbitration shall take place in Seattle, Washington, unless otherwise agreed by the parties, and shall be conducted in the English language.

                 (vii) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

                 (viii) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

                 (ix) The Arbitrators may, in their sole discretion, order a pre- hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

                 (x) Notwithstanding the dispute resolution procedures contained in this Section 6.12, either party may apply to any court having jurisdiction
(a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 6.12.

            6.14 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

            6.15 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            6.16 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                            VOICESTREAM WIRELESS CORPORATION

                            By:  /s/ John W. Stanton
                                 -----------------------------------------------
                                 Name:  John W. Stanton
                                 Title:  Chairman

                            HUTCHISON TELECOMMUNICATIONS PCS
                            (USA) LIMITED

                            By:  /s/ Ting Chan
                                 -----------------------------------------------
                                 Name:  Ting Chan
                                 Title:  Director

                            HUTCHISON TELECOMMUNICATIONS HOLDINGS
                            (USA) LIMITED)

                            By:  /s/ Khoo Chek Ngee
                                 -----------------------------------------------
                                 Name:  Khoo Chek Ngee
                                 Title:  Director

                            HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                            By:  Hellman & Friedman Investors, L.P.,
                                 its general partner

                                 By:  Hellman & Friedman Investors, Inc.,
                                         its general partner

                                 By:  /s/ John L. Bunce, Jr.
                                      ------------------------------------------
                                      Name:  John L. Bunce, Jr.
                                      Title:  Vice President

                            H & F ORCHARD PARTNERS, L.P.,
                            a California limited partnership

                            By:  H & F Orchard Investors, L.P.,
                                 its general partner

                                 By:  H & F Orchard Investors, Inc.,
                                      its general partner

                                      By:  /a/ John L. Bunce, Jr.
                                           -------------------------------------
                                           Name:  John L. Bunce, Jr.
                                           Title:  Vice president

                            H & F INTERNATIONAL PARTNERS, L.P.,
                            a California limited partnership

                            By:  H & F International Investors, L.P.,
                                 its general partner

                                 By:  H & F International Investors, Inc.,
                                      its general partner

                                      By:  /s/ John L. Bunce, Jr.
                                           -------------------------------------
                                           Name:  John L. Bunce, Jr.
                                           Title:  Vice President

                                 /s/ John W. Stanton
                            ----------------------------------------------------
                                                JOHN W. STANTON

                                 /s/ Theresa E. Gillespie
                            ----------------------------------------------------
                                             THERESA E. GILLESPIE

                            PN CELLULAR, INC.

                            By:  /s/ John W. Stanton
                                 -----------------------------------------------
                                 Name:   John W. Stanton
                                 Title:

                            STANTON FAMILY TRUST

                            By:  /s/ Donald Guthrie  /s/ John W. Stanton
                                 -----------------------------------------------
                                 Name: Donald Guthrie, John W. Stanton, Trustees

                            STANTON COMMUNICATIONS CORPORATION

                            By:  /s/ John W. Stanton
                                 -----------------------------------------------
                                 Name:  John W. Stanton
                                 Title:

                            THE GOLDMAN SACHS GROUP, L.P.

                            By:  /s/ Terence M. O'Toole
                                 -----------------------------------------------
                                 Name:  Terence M. O'Toole
                                 Title:  Vice President

                            GS CAPITAL PARTNERS, L.P.

                            By:  GS Advisors L.P., General Partner

                                 By:  GS Advisors, Inc., General Partner

                                      By:  /s/ Eve M. Gerriets
                                           -------------------------------------
                                           Name:  Eve M. Gerriets
                                           Title:  Vice President

                            BRIDGE STREET FUND 1992, L.P.

                            By:  Stone Street Performance Corp.,
                                 Managing General Partner

                            By:  /s/ Eve M. Gerriets
                                 -----------------------------------------------
                                 Name:  Eve M. Gerriets
                                 Title:  Vice President

                            STONE STREET FUND 1992, L.P.

                            By:  Stone Street Performance Corp.,
                                 General Partner

                            By:  /s/ Eve M. Gerriets
                                 -----------------------------------------------
                                 Name:  Eve M. Gerriets
                                 Title:  Vice President

                            PROVIDENCE MEDIA PARTNERS L.P.

                            By:  Providence Media GP Limited Partnership
                            Its: General Partner
                            By:  Providence Ventures, L.P.
                            Its: General Partner

                            By:  /s/ Jonathan M. Nelson
                                 -----------------------------------------------
                                 Name:  Jonathan M. Nelson
                                 Title:  General Partner

                                VOTING AGREEMENT

                                  BY AND AMONG

                       VOICESTREAM WIRELESS CORPORATION,

                 HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P.,

         H&F ORCHARD PARTNERS, L.P., H&F INTERNATIONAL PARTNERS, L.P.,

                   JOHN W. STANTON and THERESA E. GILLESPIE,

                    PN CELLULAR, INC., STANTON FAMILY TRUST,

                      STANTON COMMUNICATIONS CORPORATION,

           GS CAPITAL PARTNERS, L.P., THE GOLDMAN SACHS GROUP, L.P.,

          BRIDGE STREET FUND 1992, L.P., STONE STREET FUND 1992, L.P.,

                        PROVIDENCE MEDIA PARTNERS L.P.,

              HUTCHISON TELECOMMUNICATIONS HOLDINGS (USA) LIMITED,

                                      AND

                 HUTCHISON TELECOMMUNICATIONS PCS (USA) LIMITED

                               DATED: MAY 3, 1999

                               TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----

1. Certain Definitions ...................................................    2
   1.1  "Agreement" ......................................................    2
   1.3  "Beneficially Own" ...............................................    2
   1.4  "Board" ..........................................................    3
   1.5  "BSF" ............................................................    3
   1.6  "Business Day" ...................................................    3
   1.7  "Common Stock" ...................................................    3
   1.8  "Company" ........................................................    3
   1.9  "Dispute" ........................................................    3
   1.10 "Effective Date" .................................................    3
   1.11 "Exchange Act" ...................................................    3
   1.12 "GS" .............................................................    3
   1.13 "GSC" ............................................................    3
   1.14 "GSCP" ...........................................................    3
   1.15 "H&F" ............................................................    4
   1.16 "HFCP II" ........................................................    4
   1.17 "HTL" ............................................................    4
   1.18 "Hutchison" ......................................................    4
   1.19 "Immediate Family" ...............................................    4
   1.20 "International" ..................................................    4
   1.21 "JWS" ............................................................    4
   1.22 "Orchard" ........................................................    4
   1.23 "Percentage Ownership" ...........................................    4
   1.24 "Permitted Affiliate Transferee" .................................    4
   1.25 "Person" .........................................................    5
   1.26 "PN" .............................................................    5
   1.27 "Providence" .....................................................    5
   1.28 "SCC" ............................................................    5
   1.29 "SFT" ............................................................    5
   1.30 "Shareholder" ....................................................    5
   1.31 "Spin-Off" has the meaning .......................................    5
   1.32 "SSF" ............................................................    5
   1.33 "Stanton" ........................................................    5
   1.34 "Subsidiary" .....................................................    5
   1.35 "TEG" ............................................................    5
   1.36 "Transfer" .......................................................    6
   1.37 "WWC" ............................................................    6
   1.38 "WWC Shareholders Agreement" has the meaning given in the
        preamble .........................................................    6

2. Effectiveness; Legend .................................................    6

3. Management of the Corporation .........................................    7
   3.1  Board of Directors ...............................................    7
   3.2  Company Covenant .................................................   11

4. Representations and Warranties ........................................   12

5. Term ..................................................................   12

6. Miscellaneous .........................................................   13

   6.1  Successors, Assigns and Transferees ..............................   13
   6.2  Specific Performance, Etc ........................................   14
   6.3  Headings .........................................................   14
   6.4  Notices ..........................................................   14
   6.5  Exchanges, Recapitalizations, Etc. Affecting the Company's
        Common Stock .....................................................   17
   6.6  Inspection and Compliance with Law ...............................   17
   6.7  Waivers ..........................................................   18
   6.8  Counterparts .....................................................   18
   6.9  Obligations Several ..............................................   18
   6.10 Entire Agreement .................................................   18
   6.11 Applicable Law ...................................................   18
   6.12 Arbitration ......................................................   19
   6.13 Failure to Pursue Remedies .......................................   22
   6.14 Cumulative Remedies ..............................................   22
   6.15 Severability .....................................................   22

                                   Schedule 1

                                       to

                                Voting Agreement

                                                               NO. OF SHARES
                                                              OF COMMON STOCK
NAME OF SHAREHOLDER                                        OWNED BY SHAREHOLDERS
-------------------                                        ---------------------

Hellman & Friedman Capital  Partners II, L.P.                    11,108,169
H&F Orchard Partners, L.P.                                          993,648
H&F International Partners, L.P.                                    197,180
GS Capital Partners, L.P.                                         8,986,738
Bridge Street Fund 1992, L.P.                                       270,069
Stone Street Fund 1992, L.P.                                        470,401
The Goldman Sachs Group, L.P.                                        68,821
PN Cellular, Inc.                                                 1,685,069
Stanton Communications Corporation                                1,274,519
John W. Stanton & Theresa E. Gillespie                            3,257,774
Stanton Family Trust                                                164,437
Providence Media Partners L.P.                                    3,338,768
Hutchison Telecommunications PCS (USA) Limited                   19,010,364
Hutchison Telecommunications Holdings (USA) Limited               3,888,888